Name of Fund:  Goldman Sachs International Equity Fund


Name of Underwriter From Who Purchased: Deutsche Bank


Names of Underwriting syndicate members: Deutsche Bank and Goldman Sachs International


Name of Issuer:  Infineon and Siemens Nederland


Title of Security:  Infineon Technology - ordinary shares


Date of First Offering:  March 15, 2000


Dollar Amount Purchased:  $66,920


Number of Shares Purchased:  1,912


Price Per Unit:  Euro 35/836.75


Resolution Approved by the Board of Trustees:

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Capital Growth Fund


Name of Underwriter From Who Purchased: Credit Suisse First Boston; Morgan Stanley Dean Witter


Names of Underwriting syndicate members:
Goldman, Sachs & Co., Credit Suisse First Boston, Banc of America, DLJ, Lehman Brothers, Merrill Lynch, Morgan Stanley, Warburg Dillon Read, J.P. Morgan

Name of Issuer:  Metlife


Title of Security:  Metlife


Date of First Offering:  April 7, 2000


Dollar Amount Purchased:  $54,150.00


Number of Shares Purchased:  3,800


Price Per Unit:  $14.25

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Growth and Income Fund


Name of Underwriter From Who Purchased:
Allen & Company, Salomon Smith Barney, Robertson Stephens, Merrill Lynch, First Union, Credit Suisse First Boston, Sanford Bernstein


Names of Underwriting syndicate members:
Goldman Sachs, Merrill Lynch, Morgan Stanley Dean Witter, Salomon Smith Barney, Credit Suisse, Lehman Brothers, Bank of America, M.R. Beal, Bear Stearns, Chase H&Q, Deutsche Banc, DLJ, JP Morgan, Painewebber, Prudential Volpe, Sanford Bernstein, Thomas Weisel, AT&T Wireless Group.

Name of Issuer:  AT&T Wireless Group


Title of Security:  AT&T Wireless Group


Date of First Offering:  May 5, 2000


Dollar Amount Purchased:  $94,400.00


Number of Shares Purchased:  3,200


Price Per Unit:  $29.50

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Internet Tollkeeper Fund


Name of Underwriter From Who Purchased: Credit Suisse First Boston


Names of Underwriting syndicate members:
Credit Suisse First Boston, Robertson Stephens, Wit Soundview Corporation, Donaldson, Lufkin & Jenrette, E*Offering Corp.

Name of Issuer:  Virage, Inc.


Title of Security:  Virage, Inc.


Date of First Offering:  June 29, 2000


Dollar Amount Purchased:  $550.00


Number of Shares Purchased:  50


Price Per Unit:  Euro $11.00

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Internet Tollkeeper Fund


Name of Underwriter From Who Purchased: Merrill Lynch


Names of Underwriting syndicate members:
Merrill Lynch, RBC Dominion Securities, Wit Soundview, CIBC World Markets

Name of Issuer:  EXFO Electro Optical


Title of Security:  EXFO Electro Optical


Date of First Offering:  June 23, 2000


Dollar Amount Purchased:  $$780.00


Number of Shares Purchased:  30


Price Per Unit:  $26.00

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Internet Tollkeeper Fund


Name of Underwriter From Who Purchased: Credit Suisse First Boston


Names of Underwriting syndicate members:
Credit Suisse First Boston, Merrill Lynch, Donaldson, Lufkin & Jenrette, US Bancorp, Piper Jaffray Inc., Chase Securities, Wit Soundview Corporation

Name of Issuer:  Handspring, Inc.


Title of Security:  Handspring, Inc.


Date of First Offering:  June 20, 2000


Dollar Amount Purchased:  $200.00


Number of Shares Purchased:  10


Price Per Unit:  $20.00

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Internet Tollkeeper Fund


Name of Underwriter From Who Purchased: Credit Suisse First Boston


Names of Underwriting syndicate members:
Credit Suisse First Boston, Chase Securities, US Bancorp, Piper Jaffray, CIBC World Markets, Dain Rauscher Inc., Wit Soundview, Merrill Lynch

Name of Issuer:  New Focus, Inc.


Title of Security:  New Focus Inc.


Date of First Offering:  May 17, 2000


Dollar Amount Purchased:  $800.00


Number of Shares Purchased:  40


Price Per Unit:  $20.00

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs International Equity Fund


Name of Underwriter From Who Purchased: Dresdner Kleinwort Benson


Names of Underwriting syndicate members:
Dresdner Kleinwort Benson, Goldman Sachs International

Name of Issuer:  T-Online International AG


Title of Security:  T-Online International AG


Date of First Offering:  April 16, 2000


Dollar Amount Purchased:  USD 10,441.30


Number of Shares Purchased:  406


Price Per Unit:  Euro Euro 27/ USD 25.96

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs International Equity Fund


Name of Underwriter From Who Purchased: Dresdner Kleinwort Benson

Names of Underwriting syndicate members:
Deutsche Bank and Goldman Sachs International


Name of Issuer:  T-Online International AG


Title of Security:  T-Online International AG


Date of First Offering:  April 16, 2000


Dollar Amount Purchased:  USD 744,701.48


Number of Shares Purchased:  28,957


Price Per Unit:  Euro 27/USD 25.96

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Growth and Income Fund


Name of Underwriter From Who Purchased:
Bear Stearns, Warburg Dillon Read, Salomon Smith Barney, Morgan Stanley, Merrill Lynch, Credit Suisse First Boston, Donaldson, Lufkin & Jenrette

Names of Underwriting syndicate members:
Morgan Stanley, Goldman Sach, Merrill Lynch, CS First Boston, Salomon Smith Barney; Warburg

Name of Issuer:  United Parcel Service Inc.


Title of Security:  United Parcel Service Inc.


Date of First Offering:  November 9, 1999


Dollar Amount Purchased:  $165,000.00


Number of Shares Purchased:  3,300


Price Per Unit:  $50.00

EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Mid Cap Value Fund


Name of Underwriter From Who Purchased: DLJ, Merrill Lynch, First Boston, Bear Stearns & Co.

Names of Underwriting syndicate members:
DLJ, Chase Securities, CS First Boston, Deutsche Banc, Alex Brown, Goldman Sachs, Merrill Lynch, Morgan Stanley
Dean Witter

Name of Issuer:  International Home Foods


Title of Security:  International Home Foods


Date of First Offering:  October 21, 1999


Dollar Amount Purchased:  $121,500


Number of Shares Purchased:  8,100


Price Per Unit:  $15.00

                        APPROVE RULE 10f-3 TRANSACTIONS*

                        Proposed Resolution to be Adopted
                               By the Trustees of
        Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust


                  RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended April 30, 2000, for the fixed income Funds, May 31, 2000 for the equity Funds, and June 30, 2000 for the money market and specialty Funds, on behalf of the Goldman Sachs Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended June 30, 2000, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.